UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 30, 2013

MOHEGAN TRIBAL GAMING AUTHORITY

(Exact name of registrant as specified in its charter)

Not Applicable	033-80655	06-1436334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mohegan Sun Boulevard, Uncasville, CT	06382
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 862-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

On July 30, 2013, the Mohegan Tribal Gaming Authority (the “Authority”) issued three press releases, as described below.

Proposed Offering of Senior Notes

The Authority issued a press release pursuant to Rule 135c of the Securities Act of 1933, as amended (the “Securities Act”), announcing that it intends to commence an offering of $425 million in aggregate principal amount of senior notes due 2021 only to “qualified institutional buyers” in an unregistered offering pursuant to Rule 144A under the Securities Act, and outside the U.S. to persons other than “U.S. persons” pursuant to Regulation S under the Securities Act. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Tender Offer

The Authority issued a press release announcing that it has commenced a tender offer to purchase for cash any and all of its 10.5% Third Lien Senior Secured Notes due 2016. A copy of this press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Results of Consent Solicitation

The Authority issued a press release announcing that it has received the consents required to approve the proposed amendments to the indenture governing its 11.5% Second Lien Senior Secured Notes due 2017 which the Authority requested pursuant to its previously announced consent solicitation. A copy of this press release is attached hereto as Exhibit 99.3 and is incorporated by reference herein.

The press releases and related information also may be found on the Authority’s website at www.mtga.com, under “Investor Relations/Financial News.”

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

 The following exhibits are filed as part of this report:

99.1	Press Release of the Mohegan Tribal Gaming Authority, dated July 30, 2013.

99.2	Press Release of the Mohegan Tribal Gaming Authority, dated July 30, 2013.

99.3	Press Release of the Mohegan Tribal Gaming Authority, dated July 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOHEGAN TRIBAL GAMING AUTHORITY

Date: August 1, 2013	By:	/s/ Bruce S. Bozsum
Bruce S. Bozsum
Chairman, Management Board